PITNEY HARDIN LLP

                        (MAIL TO)
                      P.O. BOX 1945
            MORRISTOWN, NEW JERSEY 07962-1945

                        --------
                                                          NEW YORK, NEW YORK
                      (DELIVERY TO)                         (212) 297-5800
                                                       FACSIMILE (212) 916-2940
                    200 CAMPUS DRIVE

           FLORHAM PARK, NEW JERSEY 07932-0950            BRUSSELS, BELGIUM
                                                           32-02-514-54-19
                     (973) 966-6300                   FACSIMILE 32-02-514-16-59

                FACSIMILE (973) 966-1015




                                                               November 10, 2005


Community Partners Bancorp
1250 Highway 35 South
Middletown, New Jersey 07748

      Re: Acquisition of Two River Community Bank and The Town Bank by Community Partners Bancorp
            --------------------------------------------------------------------

      We have acted as counsel to Community Partners Bancorp (the "Company") in connection with its proposed issuance of its no par value common stock (the "Common Stock") pursuant to the Agreement and Plan of Acquisition, dated as of August 16, 2005, by and among the Company, Two River Community Bank, and The Town Bank. The Common Stock is being registered pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "SEC") on November 10, 2005 (the "Registration Statement").

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and By-laws of the Company currently in effect, relevant resolutions of the Board of Directors of the Company, and such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

      Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the "Prospectus"), the Common Stock will be legally issued, fully paid, and non-assessable.

      We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                                       Very truly yours,

                                                       /s/ PITNEY HARDIN LLP

                                                       PITNEY HARDIN LLP